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           NME
National Medical Enterprises

                                  Memorandum



DATE:        June 14, 1993

TO:          Jeff Barbakow

FROM:        Alan R. Ewalt

SUBJECT:     Perquisites & Benefits

In addition to benefits available to you through the flexible benefit program (TGIF), the following is a listing of perquisites and other benefits for which you are eligible.

1.  AUTOMOBILE ALLOWANCE - An allowance of $20,100 per year will be paid
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    to you through the regular semi-monthly payroll. The tax
    department has advised that if the limo is provided in lieu of a car allowance on a temporary basis and consistent with the company's requirement to provide security to our CEO, it will not be treated as a taxable benefit. Therefore, I would propose your auto allowance to begin after the limo is released. Please let me know if you would like it handled differently.

2.  EXECUTIVE MEDICAL PLAN - The benefit provides you and your family
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    reimbursement for healthcare expenses not covered under the basic medical, dental, and vision plans up to a maximum of $10,000 per year. Since it is an insured plan, you will not have a tax liability.

    The plan encourages executive health and wellness by requiring regular physical exams as a condition for continued participation.

3.  NME CREDIT CARDS - You will receive an American Express and
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    MasterCard credit card for paying business and travel expenses. The billings will come to NME. You should clear the billings by submitting receipts for expenses on an expense report.

4.  ANNUAL INCENTIVE PLAN (AIP) - You will be named to be a participant
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    in the Annual Incentive Plan with a target award of 70% of your base salary for attainment of 100% of stated goals for the year. (Goals are for EPS, quality, and personal performance).

5.  LONG-TERM INCENTIVE PLAN (LTIP) - You will be named to participate
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    in the LTIP with a target award equal to 37.5% of your total targeted cash compensation (TCC). TCC is your base salary plus target AIP amount determined as of the entry date in the cycle. Awards are payable at the end of the three year cycle for attainment of stated business goals.

6.  CLUB MEMBERSHIP - The company will pay for membership in a business
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    lunch club such as the Regency Club. This membership will not be considered taxable. You are eligible for reimbursement for membership in a country club if you wish - such costs are considered taxable income and would be imputed to you at year-end.

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Jeff Barbakow
Page 2
June 14, 1993

7.  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP) - You will be named to
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    participate in the SERP which supplements the basic NME 401-k
    Retirement Savings Plan. Eligibility for enrollment in the 401-k is after twelve months of employment. Details of the SERP will be provided under separate cover. There is no current tax consequence of participation in the SERP.

8.  SERP LIFE INSURANCE - As a participant in the SERP plan, you will be
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    eligible for a life insurance benefit of two times your annual salary. The benefit is provided through split-dollar insurance and you will have taxable income based on the economic value of the benefit. I will provide you an estimate for your tax planning purposes. Although there is no requirement to do so, the company will pay you a bonus each year approximately equal to the amount of the imputed income.

9.  SERP LIFE ACCIDENTAL DEATH & DISMEMBERMENT (AD&D) - You are covered
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    for AD&D in an amount equal to the SERP Life Insurance of two times annual salary.

10. SERP LONG-TERM DISABILITY (LTD) - As a SERP participant, you will be
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    eligible for an executive LTD benefit equal to 60% of your base pay to maximum of $25,000 per month. The cost of this plan will be imputed to you at year-end. The amount of the premium is $1,330 for the seven months of 1993 which at a 38% marginal tax rate, has an after tax cost to you of $505.40. Because you are paying the premium, the benefit will be delivered tax free.

11. BUSINESS TRAVEL ACCIDENT - NME Owned Aircraft - Coverage is provided
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    in the amount of $400,000 per person to an aggregate of $7,200,000 insured by The Hartford.

12. DIRECTORS LIFE INSURANCE PLAN - You are eligible, as a board member,
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    for the $1,000,000 second-to-die life insurance policy. On November
    18, 1991, you indicated you did not wish to participate however, that program is still available to you.